UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2025

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39672	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,
Washington, D.C. 20004
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202)793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase 0.131 shares of Class A common stock, each at an exercise price of $11.50 per warrant	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreements

On October 31, 2025 FiscalNote Holdings, Inc. (the “Company”) entered into amended and restated employment agreements with each of Josh Resnik, the Company’s President & Chief Executive Officer (the “Resnik A&R Agreement”) and Jon Slabaugh, the Company’s Chief Financial Officer & SVP, Corporate Development (the “Slabaugh A&R Agreement” and together with the Resnik A&R Agreement, the “A&R Agreements”). The A&R Agreements (i) modify the multiple applied to base salary in calculating benefits payable upon a Covered Termination (as defined in the A&R Agreements), (ii) provide for a revised definition of “Good Reason” and (iii) clarify that, in calculating benefits payable upon a Covered Termination, “Target Bonus” shall be based on the fiscal year in which the Date of Termination (as defined in the A&R Agreements) occurs. The A&R Agreements are otherwise on substantially the same terms and conditions as previously disclosed, with respect to Mr. Slabaugh, in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2025 and, with respect to Mr. Resnik, in Exhibit 10.2 to Company’s Current Report on Form 8-K, filed with the SEC on November 15, 2024.

Each of the A&R Agreements described in the preceding paragraph was approved by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

The foregoing description of the A&R Agreements is qualified in its entirety by the full text thereof, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and which are incorporated herein by reference.

Retention Awards

On October 30, 2025, the Committee approved a one-time cash retention award to each of Messrs. Resnik and Slabaugh, in the amount set forth opposite each officer’s name below (each, a “Retention Award” and together, the “Retention Awards”):

Officer	Retention Award
Josh Resnik, President and Chief Executive Officer	$500,000
Jon Slabaugh, Chief Financial Officer and SVP, Corporate Development	$300,000

Each Retention Award will be paid if the applicable officer remains employed forty-eight (48) months after the execution of the award agreement governing the Retention Award, provided, however, that the obligation to pay the Retention Award would be accelerated in certain scenarios set forth in the award agreement governing the Retention Award.

The foregoing description of the terms and conditions of the Retention Awards is qualified in its entirety by reference to the award agreements governing the Retention Awards, the form of which is filed as Exhibit 10.3 to this Current Report.

Termination of Change in Control Severance Plan

On October 30, 2025, the Committee approved an Amended and Restated Change in Control Severance Plan (the “A&R CiC Plan”) to replace the Change in Control Severance Plan, effective as of October 5, 2021 (the “Prior CiC Plan”). Unlike the Prior CiC Plan, none of the Company’s principal executive officer, principal financial officer, or named executive officers participates in the A&R CiC Plan.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Second Amended and Restated Employment between FiscalNote Holdings, Inc. and Josh Resnik, entered into as of October 31, 2025

10.2	Amended and Restated Employment between FiscalNote Holdings, Inc. and Jon Slabaugh, entered into as of October 31, 2025

10.3	Form of Retention Award Agreement

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Todd Aman
Name:	Todd Aman
Title:	Chief Legal & Administrative Officer

Date: October 31, 2025